UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2014

BOULDER BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Pearl Street — Suite 300 Boulder, Colorado	80302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 652-0521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

(a)

On May 22, 2014, Boulder Brands, Inc. (the “Company”) held its 2014 annual meeting of stockholders to vote on the proposals set forth below.

(b)

Proposal 1: To elect director nominees Gerald J. “Bud” Laber, James B. Leighton and Benjamin D. Chereskin to serve a three-year term and until their successors have been elected and qualified.  The votes on this proposal were cast as follows:

Nominee:	Votes For:	Votes Withheld:	Broker Non-Votes:
Gerald J. “Bud” Laber	40,800,458	12,579,516	5,305,125
James B. Leighton	52,096,102	1,283,872	5,305,125
Benjamin D. Chereskin	50,454,435	2,925,539	5,305,125

Therefore, in accordance with the voting results listed above, Gerald J. “Bud” Laber, James B. Leighton and Benjamin D. Chereskin were re-elected as directors of the Company.

Proposal 2: To approve, on an advisory basis, the Company’s named executive officer compensation, which is often referred to as a “say-on-pay” vote.  The votes on this proposal were cast as follows:

For:	36,689,235
Against:	16,626,059
Abstain:	61,680
Broker Non-Votes:	5,305,125

Therefore, in accordance with the voting results listed above, Proposal 2 was approved by the stockholders of the Company.

Proposal 3: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014. The votes on this proposal were cast as follows:

For:	58,149,975
Against:	70,292
Abstain:	464,832
Broker Non-Votes:	0

Therefore, in accordance with the voting results listed above, Proposal 3 was approved by the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2014	BOULDER BRANDS, INC.
(registrant)

	By:	/s/ Christine Sacco
Christine Sacco
Chief Financial Officer